EXHIBIT 24
LIMITED POWER OF ATTORNEY
FOR SECTION 16 REPORTING OBLIGATIONS

TO WHOM IT MAY CONCERN:

Pursuant to the authorization set forth in the instructions for the filing of Form 3, Form 4, and
Form 5, respectively (hereinafter referred to as the "Reports"), under the requirements of the
Securities Exchange Act of 1934, as amended, the undersigned hereby designates and authorizes each of STEPHEN W. GAUSTER, TIMOTHY J. RING, ANTHONY
LUKASZEWSKI and ANNA NAZARENKO to execute and file, or cause to be filed, such Reports, and any amendments thereto, on behalf of the undersigned, with the Securities and Exchange Commission and any other proper bodies at any time when the filing of said
Reports is in order, containing such information as STEPHEN W. GAUSTER, TIMOTHY
J. RING, ANTHONY LUKASZEWSKI and ANNA NAZARENKO may deem
advisable.

The authority of STEPHEN W. GAUSTER, TIMOTHY J. RING, ANTHONY
LUKASZEWSKI and ANNA NAZARENKO under this authorization shall continue until the undersigned is no longer required to file Reports with regard to the undersigned's ownership of or transactions in securities of MetLife, Inc., unless earlier revoked by the undersigned in writing.

The undersigned acknowledges that STEPHEN W. GAUSTER, TIMOTHY J. RING,
ANTHONY LUKASZEWSKI and ANNA NAZARENKO are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of
1934, as amended.

Signature: /s/ Tamara Schock

Name: TAMARA SCHOCK

Date: May 28, 2021